AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2025

1933 Act Registration File No.: 333-264478

1940 Act File No.: 811-23793

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

TIDAL TRUST II

(Exact Name of Registrant as Specified in Charter)

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RETURN STACKED® BONDS & MANAGED FUTURES ETF

Return Stacked® Global Stocks & Bonds ETF

RETURN STACKED® U.S. STOCKS & MANAGED FUTURES ETF

RETURN STACKED® BONDS & FUTURES YIELD ETF

RETURN STACKED® U.S. STOCKS & FUTURES YIELD ETF

RETURN STACKED® BONDS & MERGER ARBITRAGE ETF

Each, a series of Tidal Trust II

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

February 27, 2025

As a shareholder of the Return Stacked® Bonds & Managed Futures ETF, Return Stacked® Global Stocks & Bonds ETF, Return Stacked® U.S. Stocks & Managed Futures ETF, Return Stacked® Bonds & Futures Yield ETF, Return Stacked® U.S. Stocks & Futures Yield ETF and/or the Return Stacked® Bonds & Merger Arbitrage ETF (each, a “Fund” and together, the “Funds”), each a series of Tidal Trust II (the “Trust”), a Delaware statutory trust with principal offices located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to a change of control of the Funds’ investment sub-adviser. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail.  We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only, and as a shareholder of the Fund(s), you need not take any action.

Summary of Information Statement

The Information Statement concerns the Funds’ investment sub-adviser, Newfound Research LLC (“Newfound”). There were certain recent changes to the ownership of Newfound. Previously, Mr. Thomas Rosedale and Mr. Corey Hoffstein each maintained a 50% ownership interest in Newfound. Effective December 2, 2024, Newfound has repurchased and retired a substantial amount of Mr. Rosedale’s ownership interests (the “Transaction”). As a result, Mr. Hoffstein is now the sole control person of Newfound. The closing of the Transaction resulted in a technical change of control of Newfound under the Investment Company Act of 1940, as amended, and the automatic termination of the previous investment sub-advisory agreements between Tidal Investments LLC (“Tidal”) and Newfound. At a meeting of the Board of Trustees of the Trust (the “Board”) on November 7, 2024, the Board approved, pursuant to the Manager of Managers Order (as defined below), a new investment sub-advisory agreement with Newfound related to the Funds. In particular, the Board approved a new investment sub-advisory agreement with respect to each Fund (each, a “New Investment Sub-Advisory Agreement”), subject to the closing of the Transaction. The Transaction closed on December 2, 2024, with the New Investment Sub-Advisory Agreements going into effect on that date. The terms of the New Investment Sub-Advisory Agreements are substantively identical to the terms of the previous agreements with Newfound, including with respect to the fee rates payable to Newfound.

In anticipation of the Transaction, at a meeting held on November 7, 2024, the Board, including all of the Trustees who are not “interested persons” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective upon the date of the Transaction, the New Investment Sub-Advisory Agreements between Tidal and Newfound, with respect to each Fund. Under the 1940 Act, new sub-advisory agreements generally require shareholder approval; however, pursuant to an exemptive order (the “Manager of Managers Order”) issued to Tidal (which extends to the Trust) by the U.S. Securities and Exchange Commission (“SEC”) on June 3, 2019, Tidal – the investment adviser to the series of the Trust (including the Funds) – can hire, terminate, and replace sub-advisers and enter into new sub-advisory agreements without shareholder approval in accordance with the requirements of the Order on behalf of the Trust (except, as a general matter, with sub-advisers affiliated with Tidal).

The Manager of Managers Order permits, among other matters, Tidal, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Board. Although approval of the new subadvisory agreement by the Funds’ shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Funds’ shareholders.

By sending you this notice, the Funds are notifying you that they are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Funds’ website at www.returnstackedetfs.com. The Information Statement will be available on the website until at least May 29, 2025.  To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document.  You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Funds in writing at Tidal Trust II, c/o U.S. Bank Global Fund Services, info@returnstackedetfs.com or calling (844) 737-3001.  If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. Once available, each Fund’s most recent annual and semiannual reports will be available upon request, without charge, by contacting your financial intermediary, writing to Tidal Trust II, c/o U.S. Bank Global Fund Services, info@returnstackedetfs.com, calling (844) 737-3001 or downloading them from the website at www.returnstackedetfs.com.

The Funds will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Funds have received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of Fund shares, please contact the Funds in writing at Tidal Trust II, c/o U.S. Bank Global Fund Services, info@returnstackedetfs.com or calling (844) 737-3001. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice.  If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Funds in writing at Tidal Trust II, c/o U.S. Bank Global Fund Services, info@returnstackedetfs.com or calling (844) 737-3001, or contact your financial intermediary. The Funds undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a paper copy.

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INFORMATION STATEMENT DATED FEBRUARY 27, 2025

This document (“Information Statement”) is purely for informational purposes. You are not being asked to vote or take any action on any matter. This Information Statement provides information concerning the Return Stacked® Bonds & Managed Futures ETF, Return Stacked® Global Stocks & Bonds ETF, Return Stacked® U.S. Stocks & Managed Futures ETF, Return Stacked® Bonds & Futures Yield ETF, Return Stacked® U.S. Stocks & Futures Yield ETF and the Return Stacked® Bonds & Merger Arbitrage ETF (each, a “Fund,” and together, the “Funds”) and their respective investment sub-advisory agreement.

In particular, there is a new investment sub-advisory agreement for the Funds, which became effective on December 2, 2024.

This Information Statement is being sent on or about February 27, 2025, to all Fund shareholders of record as of February 14, 2025.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction and Background

The Board of Trustees (the “Board” or “Trustees”) of Tidal Trust II (the “Trust”) approved a new investment sub-advisory agreement with Newfound Research LLC (“Newfound”) related to the Funds. In particular, for the Funds, the Board approved a new investment sub-advisory agreement with respect to the Funds (a “New Investment Sub-Advisory Agreement”).

The New Investment Sub-Advisory Agreement did not result in any change in any Fund’s investment objective, investment strategies, advisory fees, or portfolio management team and the material terms are identical to those in the prior investment sub-advisory agreements for each Fund. The New Investment Sub-Advisory Agreement was required as a result of certain changes to the ownership and management of Newfound. Previously, Mr. Thomas Rosedale and Mr. Corey Hoffstein each maintained a 50% ownership interest in Newfound. Effective December 2, 2024, Newfound has repurchased and retired a substantial amount of Mr. Rosedale’s ownership interests (the “Transaction”). As a result, Mr. Hoffstein is now the sole control person of Newfound. Under the Investment Company Act of 1940, as amended (the “1940 Act”), certain changes in the equity ownership of an investment adviser may result in a technical “change of control” of that adviser. When a technical “change of control” occurs, any investment advisory agreements that an adviser has with respect to investment companies (such as the Funds) automatically terminate.

In anticipation of the Transaction, at a meeting held on November 7, 2024, the Board, including all of the Trustees who are not “interested persons” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective upon the date of the Transaction, the New Investment Sub-Advisory Agreement between Tidal Investments LLC (“Tidal”), the investment adviser to the Funds, and Newfound, with respect to each Fund. Under the 1940 Act, new sub-advisory agreements generally require shareholder approval; however, pursuant to an exemptive order (the “Order”) issued to Tidal (which extends to the Trust) by the U.S. Securities and Exchange Commission (“SEC”) on June 3, 2019, Tidal – the investment adviser to the series of the Trust (including the Funds) – can hire, terminate, and replace sub-advisers and enter into new sub-advisory agreements without shareholder approval in accordance with the requirements of the Order on behalf of the Trust (except, as a general matter, with sub-advisers affiliated with Tidal).

Newfound’s appointment as the investment sub-adviser to each Fund and the Board’s approval of the New Investment Sub-Advisory Agreement were made in accordance with the requirements of the Order and do not require shareholder approval. The information herein is provided pursuant to the requirements of the Order.

II.	Board Consideration of the New Sub-Advisory Agreement

In considering the appointment of Newfound as the investment sub-adviser for the Funds, the Trustees considered at the November 7, 2024, meeting that Newfound provides investment sub-advisory services to each Fund pursuant to an investment sub-advisory agreement dated January 31, 2023, as amended.

For convenience, the investment sub-advisory agreement, as amended, for the Funds is referred to as the “Current Agreement.”

The Board also considered that the Board was being asked to evaluate the New Investment Sub-Advisory Agreement in light of the anticipated Transaction, which would result in the automatic termination of the Current Agreement.

In evaluating the New Investment Sub-Advisory Agreement the Board, including all the Independent Trustees, considered the following factors, among others:

●	For each Fund, the relevant Current Agreement was approved by the Board, including all the Independent Trustees. In connection with each approval, the Trustees reviewed information regarding the nature, extent, and quality of services provided by Newfound; the investment sub-advisory fees to be paid to Newfound; Newfound’s costs in managing each Fund and its anticipated profitability from each Fund; and other potential benefits that may be received by Newfound and its affiliates as a result of their relationship with each Fund.

●	Newfound represented to the Board that following the Transaction, there will be no changes to Newfound’s portfolio management team under the New Investment Sub-Advisory Agreement.

●	There is expected to be no change in the nature, quality, or level of services provided to the Funds.

●	The investment sub-advisory fee rates under the New Investment Sub-Advisory Agreement are the same as those under the Current Agreement.

●	Newfound represented to the Board that following the Transaction, there will be no changes to the policies and procedures and Code of Ethics of Newfound, which were previously approved by the Board.

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) the New Investment Sub-Advisory Agreement is in the best interests of each Fund, and each Fund’s shareholders, and (ii) the compensation payable under the New Investment Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

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III.	The New Agreement

The New Investment Sub-Advisory Agreement is substantially similar to the respective Current Agreement. Newfound is responsible for the day-to-day management of each Fund’s portfolio (except with respect to a Fund’s commodities portfolio, as applicable), including determining the securities and financial instruments purchased and sold by the Funds, subject to the supervision of the Adviser and the Board.

Newfound bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the New Investment Sub-Advisory Agreement. All other Fund expenses not specifically assumed by Newfound under the New Investment Sub-Advisory Agreement or by Tidal under the Investment Advisory Agreement, as amended are borne by the Funds.

The Adviser has entered into a fund sponsorship agreement with Newfound and ReSolve Asset Management SEZC (Cayman) (“ReSolve”) pursuant to which each of Newfound and ReSolve is a sponsor to each Fund. Under these arrangements, Newfound and ReSolve have agreed to provide financial support (as described below) to each fund.

Every month, unitary management fees for each Fund are calculated and paid to the Adviser, and the Adviser retains a portion of the unitary management fees from each Fund.

In return for their financial support for the Fund(s), the Adviser has agreed to pay (i) each of Newfound and ReSolve any remaining profits generated by unitary management fee for each Fund. If the amount of the unitary management fees for a Fund exceeds the Fund’s operating expenses (including the sub-advisory fee and futures trading advisory fee) and the Adviser-retained amount, that excess amount is considered “remaining profit.” In that case, the Adviser will pay the remaining profits to Newfound and ReSolve. During months when the funds generated by the unitary management fee are insufficient to cover the entire sub-advisory fee or the futures trading advisory fee, those fees are automatically waived.

Further, if the amount of the unitary management fee for a Fund is less than the Fund’s operating expenses and the Adviser-retained amount, Newfound and ReSolve are obligated to reimburse the Adviser for the shortfall.

Pursuant to the New Investment Sub-Advisory Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of Newfound, or reckless disregard of its obligations and duties thereunder, none of Newfound, its affiliates, or their respective officers, controlling persons, members, partners, shareholders, agents or employees (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be subject to any liability to Tidal, a Fund, or the Trust for any act or omission in the course of, or connected with, rendering services hereunder. Notwithstanding the foregoing, Newfound will be liable for Losses (defined below) caused by Newfound’s provision of financial instrument purchase or sale recommendation to Tidal, but for which Newfound failed to: (i) correctly identify one or more financial instruments for purchase, sale, shorting, or closing out a short (e.g., wrong CUSIP number); (ii) provide the correct amount or percentage of a Fund’s investment portfolio for a particular financial instrument; (iii) accurately identify the type of transaction (e.g., buy, rather than short); or (iv) provide a particular recommendation to Tidal in a timely manner (collectively, “Update Failures”)

Pursuant to the New Investment Sub-Advisory Agreement, Newfound has agreed to indemnify Tidal, its affiliates, officers, controlling persons, agents, and employees for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Newfound) or litigation (including reasonable legal and other expenses) (“Losses”) to which Tidal may become subject as a result of (i) Newfound’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under the relevant Agreement; or (ii) Update Failures; provided, however, that nothing contained in the New Investment Sub-Advisory Agreement requires that Tidal be indemnified for Losses that resulted from Tidal’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

The New Investment Sub-Advisory Agreement will continue in force for an initial period of two years. Thereafter, the New Investment Sub-Advisory Agreement will be renewable from year to year with respect to a Fund so long as its continuance is approved at least annually by (1) the vote, cast in person (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom) at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Trust; and (2) by the majority vote of either the full Board or the vote of a majority of the outstanding Fund shares. The New Investment Sub-Advisory Agreement will terminate automatically in the event of an assignment and is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the relevant Fund on at least ten (10) days’, but not more than sixty (60) days’, written notice to Tidal and Newfound, or by Tidal or Newfound on at least ten (10) days’, but not more than sixty (60) days’, written notice to the Trust and the other party.

There was no change to the investment advisory fee rate payable by the Funds to Tidal, or the sub-advisory fee rate payable by Tidal to Newfound, in connection with the New Investment Sub-Advisory Agreement.

For Return Stacked® Bonds & Managed Futures ETF, during the fiscal period February 7, 2023 (commencement of operations) to January 31, 2024, the Fund’s investment sub- advisory fees paid or owed by Tidal to Newfound totaled $9,458. For the Fund’s fiscal period ended January 31, 2024, the Fund did not pay any brokerage commissions to an affiliated broker of Newfound.

For Return Stacked® Global Stocks & Bonds ETF, during the fiscal period December 4, 2023 (commencement of operations) to January 31, 2024, the Fund’s investment sub-advisory fees paid or owed by Tidal to Newfound totaled $2,600. For the Fund’s fiscal period ended January 31, 2024, the Fund did not pay any brokerage commissions to an affiliated broker of Newfound.

For Return Stacked® U.S. Stocks & Managed Futures ETF, during the fiscal period September 5, 2023 (commencement of operations) to January 31, 2024, the Fund’s investment sub-advisory fees paid or owed by Tidal to Newfound totaled $3,829. For the Fund’s fiscal period ended January 31, 2024, the Fund did not pay any brokerage commissions to an affiliated broker of Newfound.

Each of the Return Stacked® Bonds & Futures Yield ETF, Return Stacked® U.S. Stocks & Futures Yield ETF and Return Stacked® Bonds & Merger Arbitrage ETF commenced operations in 2024 and therefore has not yet reported financial results of its initial fiscal period.

IV.	Information Regarding Newfound

Newfound Research LLC (“Newfound”), located at 200 Central Avenue, 4th Floor, St. Petersburg, FL 33701, serves as investment sub-adviser to the Funds. Newfound was founded in 2008. Newfound became registered with the SEC in 2012. As of January 31, 2025, Newfound had approximately $885 million in assets under management.

The names, principal occupations, and addresses of the principal executive officers and directors of Newfound are set forth below:

Names	Occupation	Addresses
Corey M. Hoffstein	Chief Executive Officer, Chief Investment Officer, Chief Technology Officer	200 Central Avenue, 4th Floor St. Petersburg, FL 33701
Joseph F. Stowell III	Chief Compliance Officer	200 Central Avenue, 4th Floor St. Petersburg, FL 33701

No Officer or Trustee of the Trust is an officer, director, or shareholder of Newfound (including its affiliates).

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SHARE OWNERSHIP

As of December 31, 2024, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each class of each Fund.

As of February 14, 2025, the shareholders below owned beneficially or of record 5% of more of a Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.

Return Stacked® Bonds & Managed Futures ETF

Name and Address	% of Ownership	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	57.13%	Record
National Financial Services LLC 245 Summer Street Boston, MA 02210	24.77%	Record
Interactive Brokers LLC 2 Pickwick Plaza Greenwich, CT 06830	7.00%	Record

Return Stacked® Global Stocks & Bonds ETF

Name and Address	% of Ownership	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	61.60%	Record
National Financial Services LLC 245 Summer Street Boston, MA 02210	28.00%	Record

Return Stacked® U.S. Stocks & Managed Futures ETF

Name and Address	% of Ownership	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	45.59%	Record
National Financial Services LLC 245 Summer Street Boston, MA 02210	29.51%	Record

Return Stacked® Bonds & Futures Yield ETF

Name and Address	% of Ownership	Type of Ownership
Goldman Sachs & Co. LLC 200 West Street New York, NY 10282	82.68%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	7.89%	Record

Return Stacked® U.S. Stocks & Futures Yield ETF

Name and Address	% of Ownership	Type of Ownership
Goldman Sachs & Co. LLC 200 West Street New York, NY 10282	69.49%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	14.83%	Record
National Financial Services LLC 245 Summer Street Boston, MA 02210	7.86%	Record

Return Stacked® Bonds & Merger Arbitrage ETF

Name and Address	% of Ownership	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	57.23%	Record
UBS Financial Services, Inc. 1000 Harbor Boulevard Weehawken, NJ 07086	23.98%	Record
Marex Capital Markets Inc. 140 East 45th Street, Floor 42 New York, NY 10017	6.77%	Record

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SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in a reasonable time prior to the solicitation of proxies for any such meetings.

Additional Information

Additional information about Newfound is available in each Fund’s Statement of Additional Information, copies of which may be obtained by contacting the Trust through one of the methods provided below.

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Return Stacked® Bonds & Futures Yield ETF and Return Stacked® Bonds & Merger Arbitrage ETF have not yet issued an annual or semi-annual report. Return Stacked® U.S. Stocks & Managed Futures ETF, Return Stacked® Global Stocks & Bonds ETF, Return Stacked® Bonds & Managed Futures ETF, and Return Stacked® U.S. Stocks & Futures Yield ETF’s most recent shareholder report, including financial statements and related notes, was previously made available to shareholders, and is available upon request without charge by contacting the Fund by:

Email:	info@returnstackedetfs.com
Regular mail:	c/o U.S. Bank Global Fund Services
P.O. Box 701, Milwaukee,
Wisconsin 53201-0701
Telephone:	(844) 737-3001
Website:	www.returnstackedetfs

To help reduce expenses, environmental waste, and the volume of mail you receive, if a copy of this Information Statement is requested, only one copy may be sent to shareholders who share the same household address (“Householding”). You may elect not to participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Funds’ investment adviser is Tidal. Tidal’s wholly-owned subsidiary, Tidal ETF Services LLC, provides administrative services to the Trust. Tidal is located at 234 West Florida Street, Suite 203, Milwaukee, WI 53204.

The Trust’s principal underwriter and distributor is Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

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